Exhibit 1.1

LAS VEGAS SANDS CORP.

Common Stock, Par Value $0.001 Per Share

Underwriting Agreement

                                                                                                                                                                            [_____], 2004

Goldman, Sachs & Co.,

As representative of the several Underwriters

named in Schedule I hereto,

c/o Goldman, Sachs & Co.

85 Broad Street,

New York, New York 10004

Ladies and Gentlemen:

Las Vegas Sands Corp., a Nevada corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [_____] shares (the “Firm Shares”) and, at the election of the Underwriters, up to [_____] additional shares (the “Optional Shares”) of its common stock, par value $0.001 per share (“Stock”) of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Shares”).

Prior to the consummation of the sale of the Firm Shares, (i) Las Vegas Sands, Inc., a Nevada corporation (“LVSI”), will merge with and into Las Vegas Sands Mergerco, Inc., a wholly-owned subsidiary of the Company, with Las Vegas Sands, Inc. surviving as a wholly-owned subsidiary of the Company and (ii) each outstanding share of Las Vegas Sands, Inc. will be exchanged for [_____] shares of the Company’s common stock (together, (i) and (ii) are referred to herein as the “Recapitalization”).

                As part of the offering contemplated herein, Citigroup Global Markets Inc. has agreed to reserve out of the Shares set forth opposite its name on the Schedule I hereto, up to [_____] shares, for sale to certain friends and family members of the Company’s officers, directors and stockholders, and certain of its business associates (collectively, “Participants”), as set forth in the Prospectus (as defined herein) under the heading “Underwriting” (the “Directed Share Program”).  The Shares to be sold by Citigroup Global Markets Inc. pursuant to the Directed Share Program (the “Directed Shares”) will be sold by Citigroup Global Markets Inc. pursuant to this Agreement at the public offering price.  Any Directed Shares not orally confirmed for purchase by any Participants by 8:00 A.M. New York City time on the business day following the date on which this Agreement is executed will be offered to the public by Citigroup Global Markets Inc. as set forth in the Prospectus.

1.         Each of the Company and LVSI represents and warrants to, and agrees with, each of the Underwriters that:

(a)           A registration statement on Form S-1 (File No. 333-118827) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s and LVSI’s knowledge after reasonable investigation, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”);

(b)           No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

(c)           The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

(d)           Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Prospectus, (i) neither the Company, LVSI nor any of their respective subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material, individually or in the aggregate, to the

Company, LVSI and their respective subsidiaries, taken as a whole, nor entered into any transaction not in the ordinary course of business, (ii) except as contemplated by the Prospectus, there has not been any change in the Company’s or LVSI’s capital stock or increase in long-term debt or any payment of or declaration to pay any dividends or other distribution with respect to the capital stock (or other) of the Company, LVSI or any of their respective subsidiaries, (iii) neither the Company, LVSI nor any of their respective subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business, whether or not covered by insurance, otherwise than as contemplated by the Prospectus and (iv) since the date of the latest audited financial statements included in the Prospectus and except as contemplated by the Prospectus, there has not been any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in or affecting the general affairs, management, business, properties, prospects or condition (financial or otherwise), stockholders’ equity, or results of operations of the Company, LVSI and their respective subsidiaries, taken as a whole, nor have any events occurred which, singly or in the aggregate, have a material adverse effect on the issue or sale of the Shares or the consummation of the transactions contemplated hereby (any change or event described in (iv) of this clause (c), a “Material Adverse Effect”);

(e)           The Company, LVSI and their respective subsidiaries have good and marketable title in fee simple to all material real property and good and marketable title to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company, LVSI and their respective subsidiaries; and any real property and buildings held under lease by the Company, LVSI and their respective subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, LVSI and their respective subsidiaries;

(f)            Each of the Company and LVSI has been duly incorporated and is validly existing as a corporation in good standing under the laws of Nevada, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified to do business as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and each of Interface Group Holding Company, Inc., Interface Group-Nevada, Inc., Lido Casino Resort Holding Company, LLC, Lido Casino Resort, LLC, Phase II Mall Subsidiary, LLC, Phase II Mall Holding, LLC, Venetian Macau Finance Company, Venetian Macau S.A. and Venetian Venture Development Intermediate Limited (collectively, the “Material Subsidiaries”), each subsidiaries of the Company and LVSI, has been duly incorporated or organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be; and each of the subsidiaries of the Company and LVSI, other than the Material Subsidiaries, has been duly incorporated or organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, except where the failure to be in good standing would not have a Material Adverse Effect;

(g)           Prior to the First Time of Delivery (as hereinafter defined), upon consummation of the Recapitalization, the Company will have an authorized capitalization as set forth in the

Prospectus, and all of the issued shares of capital stock of the Company and LVSI have been duly and validly authorized and issued, are fully paid and non-assessable, and immediately prior to the First Time of Delivery (as hereinafter defined), upon consummation of the Recapitalization, will conform to the description of the Stock contained in the Prospectus; and all of the issued shares of capital stock or other ownership interests, as the case may be, of each subsidiary of the Company and LVSI have been duly and validly authorized and issued, are fully paid and non-assessable and prior to the First Time of Delivery (as hereinafter defined), upon consummation of the Recapitalization, except as set forth in the Prospectus, will be owned directly or indirectly by the Company and LVSI, free and clear of all liens, encumbrances, equities or claims; and the consummation of the Recapitalization has been duly authorized by the Board of Directors of the Company and LVSI and the stockholders of LVSI and Las Vegas Sands Mergerco, Inc., and no other corporate proceedings on the part of the Company or LVSI are required to authorize the Recapitalization.

(h)           The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

(i)            This Agreement has been duly authorized, executed and delivered by the Company and LVSI;

(j)            The issue and sale of the Shares by the Company and the compliance by the Company and LVSI with all of the provisions of this Agreement and the consummation of the transactions herein contemplated (including without limitation the Recapitalization) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, LVSI or any of their respective subsidiaries is a party or by which the Company, LVSI or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, LVSI or any of their respective subsidiaries is subject, (ii) the provisions of the Certificate of Incorporation or By-laws or limited liability company agreement, as applicable, of the Company, LVSI or any of their respective subsidiaries, or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, LVSI or any of their respective subsidiaries or any of their properties except, in the case of clauses (i) and (iii), for such conflicts, breaches, violations or defaults as would not have a Material Adverse Effect and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares, the Recapitalization, or the consummation by the Company or LVSI of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and such consents, approvals, authorizations, orders, registrations and qualifications that have been obtained and are in full force and effect as of the date hereof and the consent of the Nevada Gaming Commission to the issue and sale of the Shares by the Company and the consummation of the Recapitalization, which will be obtained and in full force and effect prior to the First Time of Delivery;

(k)           Neither the Company, LVSI nor any of their respective subsidiaries is (i) in violation of its Certificate of Incorporation or By-laws or limited liability company agreement, as applicable, or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (ii) as would not have a Material Adverse Effect;

(l)            The statements set forth in the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, and under the captions “Business-Regulation and Licensing”, “Description of Indebtedness and Operating Agreements”, “Certain U.S. Federal Tax Considerations for Non-U.S. Holders”  and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(m)          Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company, LVSI or any of their respective subsidiaries is a party or of which any property of the Company, LVSI or any of their respective subsidiaries is the subject which now have or could reasonably be expected in the future to have, a Material Adverse Effect, and, to the Company’s and LVSI’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(n)           Each of the Company and LVSI is not and, after giving effect to the offering and sale of the Shares and the application of net proceeds therefrom, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(o)           The consolidated historical financial statements, together with related schedules and notes, set forth in the Registration Statement and the Prospectus fairly present the consolidated financial position of the Company and LVSI at the respective dates indicated and the results of its operations and its cash flows for the respective periods indicated, in accordance with U.S. generally accepted accounting principles consistently applied throughout such periods (except as otherwise disclosed therein).  Except as otherwise disclosed in the Prospectus, the historical other financial information and data included in the Registration Statement and the Prospectus are, in all material respects, prepared on a basis consistent with such financial statements and the books and records of the Company and LVSI;

(p)           PricewaterhouseCoopers LLP, who has audited certain financial statements of LVSI and its respective subsidiaries, is an independent public accountant as required by the Act and the rules and regulations of the Commission thereunder.

(q)           Each of the Company, LVSI and their respective subsidiaries has complied in all respects with all laws, regulations and orders applicable to it or its businesses including, without limitation, all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Commission thereunder, the Nevada Act and the general laws, specific gaming laws, various regulations and licensing and regulatory control of the Macau government and Gaming Inspection and Coordination Department, in each case, other than as would not have a Material Adverse Effect;

(r)            Except as would not, individually or in the aggregate, have a Material Adverse Effect or as otherwise described in the Prospectus, (i) each of the Company, LVSI and their respective subsidiaries has all certificates, consents, exemptions, orders, permits, licenses, authorizations, or other approvals (each, an “Authorization”) of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or required to engage in the business currently conducted by it in the manner described in the Prospectus; (ii) all such Authorizations are valid and in full force and effect; and (iii) each of the Company, LVSI and their respective subsidiaries is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto;

(s)           Each of the Company, LVSI and their respective subsidiaries owns or possesses or has the right to use the licenses, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the “Intellectual Property”) presently employed by it in connection with, and material to, individually or in the aggregate, its operations, except where the failure to own, possess or have the right to use would not have a Material Adverse Effect; and neither the Company, LVSI nor any of their respective subsidiaries have received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing which, individually or in the aggregate, has, or, would reasonably be expected to result in, a Material Adverse Effect.  To the knowledge of the Company, LVSI and their respective subsidiaries, the use of such Intellectual Property in connection with the business and operations of the Company, LVSI and their respective subsidiaries as described in the Prospectus does not infringe on the rights of any person, except as would not, individually or in the aggregate, result in a Material Adverse Effect;

(t)            All tax returns required to be filed by the Company, LVSI and their respective subsidiaries in all jurisdictions have been timely and duly filed, other than those filings being contested in good faith, except where the failure to so file any such returns could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  There are no tax returns of the Company, LVSI or their respective subsidiaries that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which the Company, LVSI or their respective subsidiaries has received notice), where the findings of such audit could reasonably be expected to result in a Material Adverse Effect.  All material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities, have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest;

(u)           Except as disclosed in the Prospectus, including, without limitation in the caption entitled “Risk Factors—Our insurance coverage may not be adequate to cover all possible losses that the Venetian Casino Resort, the Sands Expo Center or the Sands Macao could suffer.  In addition, our insurance costs may increase and we may not be able to obtain the same insurance coverage in the future,” each of the Company, LVSI and their respective subsidiaries maintains insurance covering its properties, operations, personnel and businesses which insures against such losses and risks as are adequate in accordance with its reasonable business judgment to protect the Company, LVSI, their respective subsidiaries and their businesses.  Except as disclosed in the Prospectus, including, without limitation in the caption entitled “Risk Factors—Our insurance coverage may not be adequate to cover all possible losses that the Venetian Casino Resort, the Sands Expo Center or the Sands Macao could suffer.  In addition, our insurance costs may increase and we may not be able to obtain the same insurance coverage in the future,” all such insurance is outstanding and duly in force in all material respects on the date hereof and will be outstanding and duly in force in all material respects at the Time of Delivery;

(v)           Except as disclosed in the Prospectus, there are no material business relationships or related party transactions which would be required to be disclosed therein by Item 404 of Regulation S-K of the Commission and such business relationship or related party transaction described therein is a fair and accurate description in all material respects of the relationships and transactions so described;

(w)          Each of the Company, LVSI and their respective subsidiaries is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), except for any non-compliance which would not have a Material Adverse Effect; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company, LVSI or any of their respective subsidiaries would have any liability, except such as would not have a Material Adverse Effect; each of the Company, LVSI and their respective subsidiaries has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), except as would not have a Material Adverse Effect; and each “pension plan” for which the Company, LVSI or any of their respective subsidiaries would have any liability, except as would not have a Material Adverse Effect, that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except, in each case, as would not have a Material Adverse Effect;

(x)            There is, except as set forth in the Prospectus, (i) no material unfair labor practice complaint pending against the Company, LVSI or any of their respective subsidiaries, or, to the best knowledge of each of the Company, LVSI and their respective subsidiaries, threatened against it, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company, LVSI or any of their respective subsidiaries, or, to the best knowledge of each of the Company, LVSI and their respective subsidiaries, threatened against it, (ii) no material strike, labor dispute, slowdown or stoppage pending against the Company, LVSI or any of their respective subsidiaries nor, to the best knowledge of each of the Company, LVSI and their respective subsidiaries, threatened against it and (iii) to the best knowledge of each of the Company, LVSI and their respective subsidiaries, no union representation question existing with respect to the employees of the Company, LVSI or any of their respective subsidiaries and, to the best knowledge of each of the Company, LVSI and their respective subsidiaries, no union organizing activities are taking place, except, in each case of (i), (ii) or (iii), as would not have a Material Adverse Effect;

(y)           Each of the Company, LVSI and their respective subsidiaries has reviewed the effect of Environmental Laws (as defined below) and the disposal of hazardous or toxic substances, wastes, pollutants and contaminants on the business, assets, operations and properties of the Company, LVSI and their respective subsidiaries, as applicable, and identified and evaluated associated costs and liabilities (including, without limitation, any material capital and operating expenditures required for clean-up, closure of properties and compliance with environmental, safety or similar laws or regulations applicable to it or its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), all permits, licenses and approvals, all related constraints on operating activities and all potential liabilities to third parties).  On the basis of such reviews, each of the Company, LVSI and their respective subsidiaries has reasonably concluded that such associated costs and liabilities would not have a Material Adverse Effect.  Neither the Company, LVSI nor any of their respective subsidiaries has violated any Environmental Laws, lacks any permit, license or other approval required of it under applicable Environmental Laws or is violating any term or condition of such permit, license or approval, in each case, which could reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect;

(z)            Neither the Company, LVSI nor any of their respective subsidiaries, or to any of their knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, LVSI or any of their respective subsidiaries (i) has used any corporate funds during the last five years for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, except, in each case, such as would not have a Material Adverse Effect;

(aa)         Each of the Company, LVSI and their respective subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with U.S. management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto;

(bb)         Other than as contemplated by or described in this Agreement and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company, LVSI or any of their respective subsidiaries any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement; and

(cc)         Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel to the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by such Company, as the case may be, to the Underwriters as to the matters covered thereby.

                Furthermore, the Company represents and warrants to Citigroup Global Markets Inc. that (i) the Registration Statement, the Prospectus and any Preliminary Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any Preliminary Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.  The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

2.         Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[_____], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised

(to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to [_____] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares.  Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.         Upon the authorization by the Company of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.         (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to Goldman, Sachs & Co., through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance.  The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 (the “Designated Office”).  The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [_____], 2004 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters’ election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)       The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(m) hereof, will be delivered at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, NY 10019 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery.  A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business

Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.         Each of the Company and LVSI agrees with each of the Underwriters:

(a)     To prepare the Prospectus in a form approved by you (such approval not to be unreasonably delayed) and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

(b)     Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be reasonably necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction where it is not then so subject;

(c)     Prior to 12:00 P.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)     To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

(e)     During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the initial “Lock-Up Period”), not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder and in connection with the Recapitalization, any securities of the Company or LVSI that are substantially similar to the common stock of the Company or LVSI, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock of the Company or LVSI or any such substantially similar securities (other than pursuant to employee stock option plans existing on the date of this Agreement or the Las Vegas Sands Corp. 2004 Equity Award Plan which will be in effect prior to the First Time of Delivery, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement), without your prior written consent, except that the Company may issue such securities in exchange (either solely or together with other consideration) for assets or a majority and controlling portion of the equity of another person in connection with a merger or acquisition, provided that prior to any such issuance the recipients of such securities shall have agreed with you in writing to be bound by the same form of agreement specified in this Section 5(e) hereof and provided, further, that the aggregate number of shares issuable by the Company in all such acquisition transactions shall not exceed the equivalent of 5% of the shares of Stock issued and outstanding immediately following the First Time of Delivery hereunder, subject to adjustment to reflect stock splits, stock dividends, reclassifications, recombinations and other similar adjustments; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Goldman, Sachs & Co. waives, in writing, such extension. The Company will provide the representatives and any co-managers and each stockholder subject to the Lock-Up Period pursuant to the lockup letters described in Section 7(k) with prior notice of any such announcement that gives rise to an extension of the Lock-up Period;

(f)      During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders and not available through the Commission’s Electronic Data Gathering, Analysis and Retrieval system, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the

Commission or any national securities exchange on which any class of securities of the Company is listed and not available through the Commission’s Electronic Data Gathering, Analysis and Retrieval system; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided that no such additional information shall be required except to the extent the disclosure of additional information will not result in a violation of Regulation FD (without requiring new disclosures to third parties in order to avoid violation of Regulation FD); and provided, further, that the Company may satisfy the requirements of this subsection by making any such reports, communications or information generally available on its website;

(g)     To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds”;

(h)     To use its reasonable best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”);

(i)      To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(j)      If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(k)     Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(l)      To do and perform all things required or necessary to be done to effect the Recapitalization prior to the First Time of Delivery.

6.         The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state and foreign securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (iv) all fees and expenses in connection with listing the Shares on the New York Stock Exchange; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program, (ix) all costs and expenses incurred by the Underwriters in connection with the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of copies of the Directed Share Program material; (x) all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; and (xi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.  Furthermore, the Company covenants with Citigroup Global Markets Inc. that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

7.         The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties of the Company and LVSI herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and LVSI shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)     The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)     Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)     Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, substantially in the form of Exhibit A hereto;

(d)     Lionel Sawyer & Collins, Nevada counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, substantially in the form of Exhibit B hereto;

(e)     Jorge Valente, Macau counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, substantially in the form of Exhibit C hereto;

(f)      Walkers, Cayman Islands counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, substantially in the form of Exhibit D hereto;

(g)     On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement, and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

(h)     (i) Neither the Company, LVSI nor any of their respective subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the member’s equity or capital stock, as applicable, increase in long-term debt or any payment of or declaration to pay any dividends or other distribution with respect to the capital stock of the Company, LVSI or any of their respective subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company, LVSI and their respective subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i)      On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s, LVSI’s or their respective subsidiaries’ debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s, LVSI’s or their respective subsidiaries’ debt securities;

(j)      On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the

Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(k)     The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange;

(l)      The Company and LVSI has obtained and delivered to the Underwriters executed copies of an agreement from each of the persons listed in Schedule II hereto, substantially to the effect set forth in Subsection 5(e) hereof in form and substance satisfactory to you;

(m)    The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(n)     The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company and LVSI herein at and as of such Time of Delivery, as to the performance by the Company and LVSI of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (h) of this Section and as to such other matters as you may reasonably request;

(o)     Latham & Watkins LLP shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 7 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained;

(p)     The Recapitalization shall have been consummated in accordance with applicable law; and

(q)     All consents, approvals, authorizations, orders, registrations and qualifications of the Nevada Gaming Commission in connection with the issue and sale of the Shares by the Company and the consummation of the Recapitalization shall be in full force and effect.

8.         (a)  Each of the Company and LVSI, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor LVSI shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company or LVSI by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

(b)       Each Underwriter will indemnify and hold harmless the Company and LVSI against any losses, claims, damages or liabilities to which the Company and LVSI may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company or LVSI by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and LVSI for any legal or other expenses reasonably incurred by the Company and LVSI in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)       Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) and (b) above, as applicable.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.  No indemnifying party shall be liable for any settlement or compromise of, or consent to the entry of judgment with respect to, any such action or claim effected without its consent (which consent shall not be unreasonably withheld).

(d)       If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and LVSI on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c)

above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and LVSI on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and LVSI on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and LVSI bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and LVSI on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, LVSI and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)       The obligations of both the Company and LVSI under this Section 8 shall be in addition to any liability which the Company and LVSI may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and LVSI (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company and LVSI within the meaning of the Act.

(f)        Each of the Company and LVSI, jointly and severally, agrees to indemnify and hold harmless Citigroup Global Markets Inc., the directors, officers, employees and agents of Citigroup Global Markets Inc. and each person, who controls Citigroup Global Markets Inc. (collectively, the “Citigroup Entities”) within the meaning of either the Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against any and all losses, claims, damages and liabilities to which they may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectus or any Preliminary Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable Preliminary Prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the securities which immediately following the Effective Date of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, except that this clause (iii) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of the Citigroup Entities.  Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to this subsection (f) in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Citigroup Global Markets Inc., the directors, officers, employees and agents of Citigroup Global Markets Inc., and all persons, if any, who control Citigroup Global Markets Inc. within the meaning of either the Act or the Exchange Act for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program.

9.         (a)  If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein.  If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms.  In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)       If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)       If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a)

above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or LVSI, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10.       The respective indemnities, agreements, representations, warranties and other statements of the Company, LVSI and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Company or LVSI, or any officer or director or controlling person of the Company or LVSI, and shall survive delivery of and payment for the Shares.

11.       If this Agreement shall be terminated pursuant to Section 9 hereof, the Company and LVSI shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company and LVSI will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but neither the Company nor LVSI shall then be under further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

12.       In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York  10004, Attention: Registration Department; and if to the Company shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13.       This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, LVSI and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and LVSI and each person who controls the Company, LVSI or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14.       Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C.  is open for business.

15.      This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16.       This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

17.       Each of the Company and LVSI is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

18.       Immediately following the later of the consummation of the Recapitalization or the First Time of Delivery, LVSI shall be discharged and released from all of its obligations under the terms and provisions of this Agreement and shall no longer have any rights or privileges under the terms and provisions of this Agreement.

                If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, the Company and LVSI.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and LVSI for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Las Vegas Sands Corp.

By:
Name:
Title:

Las Vegas Sands, Inc.

By:
Name:
Title:

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:
(Goldman, Sachs & Co.)
On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman, Sachs & Co.	[_____]	[_____]
Citigroup Global Markets Inc.	[_____]	[_____]
Jefferies & Company, Inc.	[_____]	[_____]
J.P. Morgan Securities Inc.	[_____]	[_____]
Lehman Brothers Inc.	[_____]	[_____]
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[_____]	[_____]
UBS Securities LLC	[_____]	[_____]

Total	[_____]	[_____]